UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities and Exchange Act of 1934

PROFESSIONAL MINING CONSULTANTS, INC.
(Exact name of the registrant as specified in its charter)

           Nevada                  88-0343832
  (State of Organization)         (I.R.S. Employer Identification No.)

2001 Spring Lake, Henderson, NV 89015
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 798-4764

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common

ITEM 1.	BUSINESS

GENERAL

Professional Mining Consultants, Inc. (the "Company") is a professional mining consultant business, providing management, engineering, design, and operating expertise to both startup mining operations and small mining companies desiring the Company's services. The Company's expertise is in open pit and placer mining operations, processing and smelting operations, concentrating facilities, and refineries. The Company's objective is to eventually participate with such operations where, in exchange for the Company's services, the Company shall acquire stock and/or a percentage of ownership in its clients' mining operations. There is no assurance that the Company's investment objective will be achieved.

The Company is organized under the laws of the State of Nevada. The
Company will be formed to pursue consulting and management contracts with startup and small mining companies who are seeking professional and management expertise. The Company has spent the better part of a year researching and conducting feasibility studies related to the mining industry. The Company plans to take advantage of other opportunities to maintain and develop relationships with independent mining companies that may be experiencing financial difficulties, but which the Company believes could be further developed or revitalized.

The Company has no fixed policy as to the types of mining companies, processing facilities or refineries which it will select to pursue consulting or management contracts. Most of the mining operations that the Company will be dealing with have reasonable potential but are unable to obtain significant capital or reasonable terms from conventional resources, making them ideal candidates for participation.

BUSINESS PLAN

Professional Mining Consultants, Inc., (the Company) was organized as a Nevada corporation on August 24, 1995, for the purpose of setting up a Mining Consultant and Engineering office in Las Vegas, Nevada. The Company will focus on and specialize in developing strategies, extraction and process technology, management, and engineering for both open pit and placer gold, silver and platinum mining operations. The Company's thrust would be to provide its expertise in these areas to mining companies, smelting plants, processing facilities and refineries seeking to either establish a new operation or expand and improve their current capabilities. The Company plans to hire engineering and design people who have an in-depth background in open pit and placer mining, geology, metallurgy, knowledge of operating and design of a variety of concentration and milling facilities, processing and smelting plants, refineries, and laboratories which are capable of running precious metals. These people will be assigned a variety of different mining projects around the world, where their proficiency in mining will be used to set up new plants and facilities, improve current processes and technology, and when applicable, provide reports and evaluations for possible joint ventures. There are literally hundreds of mining companies the world over who are either lacking the experience and technology to develop their claims, or smelting and refining facilities looking to improve their operations.

PMC is desirous of raising sufficient capital to open a small office in Las Vegas, Nevada, and commence operations with the current officers and directors until such time permits to expand its operations to include a laboratory and additional staff members. Additionally, at the Company's option, the Officers and Directors may elect to participate on a percentage basis for certain properties that show proven precious metals reserves that are of exceptionally high value and offer a significant return on investment.

Funding is therefore necessary for the purpose of leasing office space, purchasing office fixtures and equipment, hiring temporary help and recruiting professional consultants who are willing to work on a commission or percentage basis. Additionally, it will be used for working capital, marketing the services, research and development, and, engineering studies for the latest in state of the art technology. No assurances can be given that the company's goals will be achieved.

ITEM 2.	FINANCIAL INFORMATION

The Registrant's financial data presented below have been derived from the Financial Statements of Professional Mining Consultants, Inc., including the notes thereto. (See ITEM 13.)

PROFESSIONAL MINING CONSULTANTS, INC.

(a Development Stage Company)

Year Ended December 31


                                1997            1996            1995

Summary of Operations

        Revenues                $0              $0              $0

        Total Expenses           11,969          1,736           194


                Net Loss        $11,969         $1,736          $194

Net Loss per
  Common Share                  $0.0824         $0.0282         $0.0032

Summary Balance Sheet Data

        Total Assets            $14,276         $1,020          $1,306

        Total Liabilities        575             350             0

        Shareholders' Equity    $13,701         $670            $1,306

ITEM 3	PROPERTIES

The Company's address is at 2001 Spring Lake, Henderson, NV 89015. Telephone number (702) 798-4764.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this Memorandum, the outstanding shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Names and Addresses     Number of       Percent         Total
                        Shares Owned                    Consideration

Gregory T. Eckert
2001 Spring Lake Dr.
Henderson, NV 89105     20,000          12.27%          $500.00

Carl E. Flusche
2001 Spring Lake Dr.
Henderson, NV 89105     20,000          12.27%          $500.00

Howard Manoff
2001 Spring Lake Dr.
Henderson, NV 89105     20,000          12.27%          $500.00

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The names, addresses, ages, and respective positions of the current directors and officers of Professional Mining Corporation, Inc., are as follows:


Name                    Age     Position

Gregory T. Eckert
2001 Spring Lake Dr.
Henderson, NV 89105	45	General Manager, President, Director

Carl E. Flusche
2001 Spring Lake Dr.            Vice President, Treasurer,
Henderson, NV 89105     46      Controller, Risk Manager, Director

Howard Manoff
2001 Spring Lake Dr.
Henderson, NV 89105	35	Plant Manager, Secretary, Director

Gregory T. Eckert

Gregory T. Eckert age 45, is one of the founding partners of Professional Mining Consultants, and is responsible for securing the essential technical and professional consultants who are vital to the overall success of the company and spearheading the business plan currently under development. He shares management duties for the company, utilizing his extensive experience in management, plant operations and tremendous insight into the future of precious metals markets. Mr. Eckert has traveled extensively throughout Europe and the Far East, and has developed an international rapport with precious metals buyers and refiners the world over. He has an in depth background that includes: President of Magic Mining & Resources; and Supervisor/Manager with U.S. Air. America West and Frontier Airlines.

Carl E. Flusche

Carl E. Flusche age 46, brings his corporate management skills to PMC with over 22 years experience in Risk Management, Business Consulting, Public Safety and Awareness and Loss Prevention Programs. Mr. Flusche also has experience with mining risks. Mr. Flusche was in the U.S. Navy from 1968-1971.

EDUCATION

Wharton College- Insurance Funding Technique-1980

Arizona State University- Insurance, Business Law, CIC courses-
1975

EMPLOYMENT HISTORY

Vice President of Jardine Insurance Brokers Arizona, Inc. 1990-
1995

Vice President of Financial Guardian of Arizona, Inc. 1989-1990

Howard Manoff

Howard Manoff, age 35, has experience as a sales consultant, management, and an operations manager. He has worked for Fletcher Jones Imports, Adkins Automotive Group, Kellermeyer Building Services and the Kinney Shoe Corporation. He was the operations manager while working for Kellermeyer. He was the youngest store manager for Kinney Shoe Corporation.

EDUCATION

Retail Sales and Management Training Course-Kinney Shoe
Corporation.

EMPLOYMENT HISTORY

Fletcher Jones Imports Mercedes-Benz- Las Vegas, NV	June 1991-
Pres.

Adkins Automotive Group-Torrance, California	August 1986-
April, 1991


ITEM 6.	EXECUTIVE COMPENSATION
{a} No Officer or Director is receiving any remuneration at this time.
{b} There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

{c} No remuneration other than that reported in paragraph (a) of this item is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships or transactions to be reported.

ITEM 8.	LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHODER MATTERS

The Company does not currently intend to pay cash dividends. The
Company's proposed policy is to make distributions when appropriate. Because the Company does not intend to make cash distributions during the first fiscal year, potential shareholders would need to sell their shares to realize a return on their investment. Because the Company is a start-up company, there can be no assurances of the projected values of their shares, nor can there be any guarantees of the Company's success.

A Distribution of revenues will be made only when, in the judgement of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management; tax consequences and the market effects of an initial or broader distribution of such securities.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

On October 20, 1995, the company issued 60,000 shares of its $0.001 par value common stock for $1,500.00.

On July 3, 1996, the Company issued 3,000 shares of its $0.001 par value common stock for $1,100.00.

On March 7, 1997, the Company completed the sale of 100,000 shares of its common stock pursuant to Regulation D, Rule 504, promulgated under the Securities Act of 1933. The sales price was $0.25 per share, for a total consideration of $25,000.

ITEM 11.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The securities to be registered are one mil, $0.001, par value common stock. The shares are non-assessable, without pre-emptive rights and non-cumulative voting.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the company.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements and supplemental data required by this Item 13 follow the index of financial statements appearing at Item 15 of this Form 10.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                FINANCIAL DISCLOSURE

Not Applicable.

ITEM 15.	FINANCIAL STATEMENTS AND OTHER EXHIBITS

FINANCIAL STATEMENTS

Report of Barry L. Friedman, independent auditor

Balance Sheet at December 31, 1997, 1996, and 1995

Statement of operations for the years ended December 31, 1997, 1996, and 1995

Statement of stockholders' equity

Statement of cash flows for the years ended December 31, 1997, 1996, and 1995

Notes to financial statements

REPORT OF BARRY L. FRIEDMAN, INDEPENDENT AUDITOR

Board of Directors	January 30, 1998
Professional Mining Consultants, Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Professional Mining Consultants, Inc., (A Development Stage Company), as of December 31, 1997, December 31, 1996, and December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the three years ended December 31, 1997, December 31, 1996, and December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Mining Consultants, Inc., (A Development Stage Company), as of December 31, 1997, December 31, 1996, and December 31, 1995, and the results of its operations and cash flows for the three years ended December 31, 1997, December 31, 1996, and December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from outcome of this uncertainty.

/S/ Barry L. Friedman

Certified Public Accountant

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
BALANCE SHEET


                                December 31, 1997       December 31, 1996       December 31, 1995

ASSETS

CURRENT ASSETS:                 $14,151                 $848                    $1,087

TOTAL CURRENT ASSETS            $14,151                 $848                    $1,087

OTHER ASSETS;
Organizational Costs (Net)      $125                    $172                    $219

TOTAL OTHER ASSETS              $125                    $172                    $219

TOTAL ASSETS                    $14,276                 $1,020                  $1,306

See accompanying notes to financial statements & audit report

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY


                                December 31, 1997       December 31, 1996       December 31, 1995



CURRENT LIABILITIES;

        Accounts Payable        $575                    $350                    $0

TOTAL CURRENT LIABILITIES       $575                    $350                    $0

STOCKHOLDERS' EQUITY;

Common stock, $0.001 par value,
authorized 50,000,000 shares
issued and outstanding
December 31, 1995 - 60,000 shares


$60

December 31, 1996 - 63,000 shares                       $63

December 31, 1997 - 163,000 shares	$163

Additional paid-in Capital              $27,437         $2,537                  $1,440

Deficit accumulated during
 development stage                      -13,899         -1,930                  -194

TOTAL STOCKHOLDERS' EQUITY              $13,701         $670                    $1,306

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                   $14,276         $1,020                  $1,306

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF OPERATION

                                                                                                August 28, 1995
                        Year Ended              Year Ended              Year Ended              (inception) to
                        Dec. 31, 1997           Dec. 31, 1996           Dec. 31, 1995           Dec. 31, 1997

INCOME:

Revenue                 $0                      $0                      $0                      $0

EXPENSES:

Accounting              $850                    $650                    $150                    $1,650

Bank Charges             30                      81                      28                      139

Filing Fees              0                       770                     0                       770

Legal                    8,325                   0                       0                       8,325

Office Expense           0                       188                     0                       188

Transfer Fees            217                     0                       0                       217

Sales Expense            2,500                   0                       0                       2,500

Amortization of
 organization costs      47                      47                      0                       110

Total Expenses          $11,969                 $1,736                  $194                    $13,899

Net Profit/Loss(-)      ($11,969)               ($1,736)                ($194)                  ($13,899)

Net Profit/Loss
(-) Per weighted Share
 (Note1)                ($0.0824)               ($0.0282)               ($0.0032)               ($0.1399)

Weighted average
 Number of common
  Shares outstanding     145,192                 61,492                  60,000                  99,354

See accompanying notes to financial statements & audit report

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

                                                        Additional              Retained
                        Common Shares   Stock Amount    paid-in Capital         Earnings        Total

October 20, 1995
Issued for cash         60,000          $60             $1,440                                  $1,500

Net Loss,
 Aug. 28, 1995
 (inception) to
  Dec. 31, 1995                                                                 -$194           -$194

Balance Dec. 31, 1995   60,000          $60             $1,440                  -$194           $1,306

July 3, 1996
Issued for cash         3,000           3               1,097                                   $1,100

Net loss
year ended
 Dec. 31, 1996                                                                  -1,736          -1,736

Balance,
 Dec. 31, 1996          63,000          $63             $2,537                  -$1,930         $670

March 7, 1997
Issued for cash         100,000         100             24,900                                   25,000

Net loss
 year ended
  Dec. 31, 1997                                                                 -11,969         -11,969

Balance,
 Dec. 31, 1997          163,000         $163            $27,437                 -$13,899        $13,701

See accompanying notes to financial statements & audit report.


PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                                                                August 28, 1995
                                Year Ended      Year Ended      Year Ended      (inception) to
                                Dec. 31, 1997   Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1997

Cash Flows from
 Operating Activities:

Net Loss                        -$11,969        -$1,736         -$194           -$13,899

Adjustment to reconcile
 net loss to net cash
  provided by operating
   activities                   +47             +47             +16             +110

Changes in assets
 and Liabilities

Organization costs                                              -235            -235

Increase in
 current liabilities            +225            +350                            +575

Net cash used in
 operating activities           -$11,697        -$1,339         -$413           -$13,449

Cash flows from
 Investing activities:

Cash Flows from
 Financing Activities:

Issuance of common stock        +25,000         +1,100          +1,500          +27,600

Net increase (decrease)
 in cash                        +$13,303        -$239           $1,087          $14,151

Cash, Beginning of period        848             1,087           0               0

Cash, end of period             $14,151         $858            $1,087          $14,151

See accompanying notes to financial statements & audit report

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1997, December 31, 1996, and December 31, 1995

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized August 28, 1995, under the laws of the State of Nevada, as Professional Mining Consultants, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

On October 20, 1995, the company issued 60,000 shares of its $0.001 par value common stock for $1,500.00.

On July 3, 1996, the Company issued 3,000 shares of its $0.001 par value common stock for $1,100.00.

On March 7, 1997, Professional Mining Consultants, Inc., completed selling 100,000 shares of its common stock pursuant to Rule 504 and Nevada
90.490 for $0.25 per common share for a total consideration of $25,000.00.

NOTE 2- ACCOUNTING POLICIES AND PROCEDURES

Accounting policies and procedures have not been determined except as follows:

1. The Company uses the accrual method of accounting.

2. Earnings per share is computed using the weighted average number of shares of common shares outstanding.

3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

4. Organization costs of $235.00 are being amortized over a 60 month period commencing August 28, 1995, to August 27, 2000.

NOTE 3- GOING CONCERN

The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

PROFESSIONAL MINING CONSULTANTS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1997, December 31, 1996, and December 31, 1995

NOTE 4- RELATED PARTY TRANSACTION

The company neither owns or leases any real or personal property.
Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

LIST OF EXHIBITS

3.1	Articles of Incorporation

3.2     By-Laws

                        EXHIBIT 3.1     ARTICLES OF INCORPORATION

The undersigned, being of the age of majority, file Articles of Incorporation to conduct business in corporate form according to Chapter 78 (Private Corporation Act) of the statutes and the law of the State of Nevada.

1.0 NAME

The name of the corporation is PROFESSIONAL MINING CONSULTANTS, INC.

2.0 DURATION

The period of duration of the Corporation is perpetual.

3.0  PURPOSES AND POWERS

3.1  PURPOSES

The purposes for which the Corporation is organized are as follows:

3.1.1 To do everything necessary, proper, advisable, or convenient for the accomplishment of the foregoing purposes, and to do all things incidental to them or connected with them that are not forbidden by the Nevada Private Corporation Act
(hereinafter "Act"), by other law, or by these Articles.

3.1.2 To carry on any other activities and business lawful in Nevada or the United States of America.

3.2  POWERS

The Corporation, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall have the right to and may exercise the following powers:

3.2.1  To have and exercise all powers specified in the Private
Corporation Act of Nevada;

3.2.2 To enter into lawful arrangement for sharing profits, deferring compensation, making and entering into pension plans and the like for it's employees; to enter into reciprocal associations, joint ventures, partnerships, cooperative associations, limited liability companies and other similar activities;

3.2.3 To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities;

3.2.4 Each of the foregoing clauses of this Section shall be construed as independent powers and the matters expressed in each clause shall not, unless otherwise expressly provided, be limited by reference to, or inference from, the terms of any other clause. The enumeration of specific powers shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of these clauses, or the scope of the general powers of the Corporation created by them nor shall the expression of one thing in any of these clauses be deemed to exclude another not expressed, although it be of like nature.

3.2.5 The corporation shall not engage in the trust, banking, insurance or railroad business.

3.3  CARRYING OUT OF PURPOSES AND EXERCISE OF POWERS IN ANY JURISDICTION

The Corporation may carry out its purposes and exercise it's powers in any state territory, district, or possession of the United States, or in any foreign country, to the extent that these purposes and powers are not forbidden by the law of the state, territory, district, or possession of the United States, or by the foreign country; and it may limit the purpose or purposes that it proposes to carry out or the powers it proposes to exercise in any application to do business in any state, territory, district, or possession of the United States or foreign country.

3.4  DIRECTION OF PURPOSES AND EXERCISE OF POWERS BY DIRECTORS

The Directors, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall direct the carrying out of the purposes and exercise the powers of the Corporation without previous authorization or subsequent approval by the shareholders of the Corporation.

4.0  SHARES

4.1  NUMBER

The aggregate number of the shares that the Corporation shall have authority to issue shall be 50,000,000 shares of common stock, each share having a par value of 1 mil. All shares shall be common, voting, and non-assessable.

4.2  DIVIDENDS

The holders of the Capital Stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of unreserved and unrestricted earned surplus, dividends payable either in cash, in property, or in shares of the Capital Stock.

No dividends shall be paid if the source out of which it is proposed to pay the dividend is due to or arises from unrealized appreciation in value or from a revaluation of assets; or if the corporation is incapable of paying its debts as they become due in the usual course of business.

4.3  CUMULATIVE VOTING; PRE-EMPTIVE RIGHTS

There shall be no cumulative voting for Directors. Pre-emptive rights shall not be granted.

5.0 MINIMUM CAPITAL

The Corporation will not commence business until consideration of the value of at least $1,000 has been received.

6.0 REGULATION OF INTERNAL AFFAIRS

6.1. BYLAWS

The initial Bylaws shall be adopted by the Board of Directors.
The power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain provisions for the regulation and management of the affairs of the Corporation not inconsistent with the Act or these Articles.

6.2. TRANSACTIONS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the Director or Directors at the meeting of the Board of Directors of the Corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in he action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction, the interested Director or Directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification. The section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under common and statutory law applicable to it.

6.3. INDEMNIFICATION AND RELATED MATTERS

6.3.1. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense ( including attorneys fees), judgment, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit of proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had actual knowledge that his or her conduct was unlawful.

6.3.2. The Corporation shall have power to indemnify any person who was or is a party of is threatened to be made a party to any threatened or completed action or suit by or in the right of the Corporation to procure a judgment in it's favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense the court shall deem proper.

6.3.3. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (a) and
(b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

6.3.4. Any indemnification under (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

6.3.5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

6.3.6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those identified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and personal representatives of such person.

6.3.7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising our of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

6.3.8. A Director shall not be personally liable for breach of fiduciary duty when acting either as a Director or Officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends. NRS
78.037. NRS 78.300

6.4. REMOVAL OF DIRECTORS

Removal shall be governed by the Bylaw provisions and the Act.

6.5. AMENDMENT OF ARTICLES

The Corporation reserves the right to amend the Articles of Incorporation in any manner now or hereafter permitted by the Act.

7.0 RESIDENT AGENT: ADDRESS OF CORPORATION

7.1. The "registered office" of the corporation shall be 1700 E.
Desert Inn Road, Suite 113, Las Vegas, Nevada 89109.

7.2. The initial Resident agent shall be Robert C. Bovard, 1700 East Desert Inn Rd. Suite 113, Las Vegas, Nevada 89109.

8.0 IDENTITY OF DIRECTOR(S)

The initial Board of Directors (the Directors shall be styled as Directors and not as Trustees) shall be three in number but may be increased or decreased at the formation and organization meeting or by authority of Bylaws. Members of the Board of Directors need not be residents of Nevada. The names and addresses of the person(s) to serve as Director(s) until the formation meeting or first annual meeting and until their successor(s) shall have been elected and qualified or until the number of members of the Board of Directors is expanded is:

Robert C. Bovard
1700 East Desert Inn Road
Suite 113
Las Vegas, Nevada 89109

The number of Directors may be changed from time to time by amendment of the Bylaws but no decrease shall have the effect of reducing such number below one or of shortening the term of any incumbent Director. Anything to the contrary notwithstanding, however, the number shall not be less than two if there are only two if there are only two shareholders of record or one if there is only one shareholder of record. The Board, if there are more than two shareholders, shall consist of not less than three nor more than seven members.

9.0 ORIGINAL INCORPORATORS

The name, address and identity of the original Incorporator is:

Robert C. Bovard
1700 East Desert Inn Road
Suite 113
Las Vegas, Nevada 89109

DATED this 24th day of August, 1995

	/s/ Robert C. Bovard
ROBERT C. BOVARD

                                EXHIBIT 3.2     BY-LAWS

ARTICLE I
MEETING OF STOCKHOLDERS

SECTION 1. The annual meeting of the stockholders of the Company shall be held at its office in the City of Las Vegas, Clark County, at 1 o'clock in the afternoon on the 29th day of August in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

At least five days' written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its address last known, as the same appears on the books of the company.

SECTION 2. Special meetings of the stockholders may be held at the office of the company in the State of Nevada or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the company. At least ten days' written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and objects for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address last known, as the same appears on the books of the company.

SECTION 3. If all the stockholders of the company shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken.

The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

If the address of any stockholder does not appear upon the books of the company, it will be sufficient to address any notice to such stockholder at the principal office of the corporation.

SECTION 4. All business lawful to be transacted by the stockholders of the company, may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 5. At the stockholders' meetings the holders of more than 50 percent (50%) in amount of the entire issued and outstanding capital stock of the company, shall constitute a quorum for all purposes of such meetings.
If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 6. At each meeting of the stockholders every stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder, the votes upon any question before the meeting, shall be by voice vote.
At each meeting of the stockholders, a full, true and complete list, in alphabetical order of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of Attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

SECTION 7. At each meeting of the stockholders the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 8. At the stockholders' meetings, the regular order of business shall be as follows:
1.	Reading and approval of the Minutes of previous meeting or meetings;
2.	Reports of the Board of Directors, the President, Treasurer and
            Secretary of the Company in the order named;
3.	Reports of Committee;
4.	Election of Directors;
5.	Unfinished Business;
6.	New Business;
7	Adjournment.

ARTICLE II
DIRECTORS AND THEIR MEETINGS

SECTION 1. The Board of Directors of the Company shall consist of 3 persons who shall be chosen by the stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify.

SECTION 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority therefor shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

SECTION 3. Meeting of the Directors may be held at the principal office of the company in the state of Nevada or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.
Regular meetings of the Board of Directors shall be held at the office of the company in the City of Las Vegas, State of Nevada on November 1, at 3 o'clock in the P.M. Notice of such regular meetings shall be mailed to each Director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these by-laws for holding such regular meetings.
Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days notice by mail or telegraph.
Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.
Any and all business may be transacted by any meeting of the Board of Directors, either regular or special.

SECTION 5: A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-laws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

SECTION 6.  A Director need not be a stockholder of the corporation.

SECTION 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for their services as Directors until such time as the company is able to declare and pay dividends on its capital stock.

SECTION 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the company, and shall, at request, furnish each of the stockholders with a true copy thereof. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, it approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

SECTION 9. The Board of Directors shall have the power from time to time to provide for the management of the offices of the company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the company with such powers (including the power to subdelegate), and upon such terms as may be deemed fit.

SECTION 10. The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

SECTION 11. The regular order of business at meetings of the Board of Directors shall be as follows:
        1. Reading and approval of the minutes of any previous meeting or meetings;
        2.      Reports of officers and committeemen;
        3.      Election of officers;
        4.      Unfinished business;
        5.      New business;
        6.      Adjournment.

ARTICLE III
OFFICERS AND THEIR DUTIES

SECTION 1. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Vice-President, a Secretary and a Treasurer to hold office for one, year next coming, and until their successors are elected and qualify. The offices of the Secretary and Treasurer may be held by one person.
Any vacancy in any of said offices may be filled by the Board of Directors. The Board of Directors may from time to time by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. all officers, agents, and factors of the company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2. The President shall be the executive officer of the company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee, and the Chairman thereof; he shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificates of Stock issued by the company and shall perform such, other duties as shall be prescribed by the Board of Directors.

SECTION 3. The Vice-President shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 4. The Treasurer shall have the custody of all the funds and securities of the company. When necessary or proper he shall endorse on behalf of the company for collection checks, notes, and other obligations; he shall deposit all monies to the credit of the company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company, except as herein otherwise provided. He shall sign with the President all bills of exchange and promissory notes of the company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by law or by those By-Laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Directors of the company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors.
The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such security as shall be approved by the Board of Directors, with expense of such bond to be borne by the company.

SECTION 5. The Board of Directors may appoint an Assistant Treasurer who shall leave such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notices of the company; he may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he shall have the custody of the corporate seal of the company; he shall affix the corporate seal to all certificates of stock duly issued by the company; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and he shall, in general, perform all duties incident to the office of Secretary.

SECTION 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purposes in this section mentioned.

ARTICLE IV
CAPITAL STOCK

SECTION 1. The capital stock of the company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2. Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall he under the seal of the company and signed by the President or the Vice-President and also by the Secretary or by an Assistant Secretary
All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on time company's books.
No certificates shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary.
All certificates surrendered to the company shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or cancelled.

SECTION 3. No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor.
Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the company.

SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.
The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

SECTION 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of Indemnity to the company with surety to be approved by the Board of Directors in double the current value of stock against any damage, loss or inconvenience to the company which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE V
OFFICES AND BOOKS

SECTION 1.	The principal office of the corporation, in Nevada shall be at
2001 Spring Lake Drive, Henderson, Nevada, and the company may have a principal office in any other state or territory as the Board of Directors may designate.

SECTION 2. The Stock and Transfer Books and a copy of the By-Laws and Articles of Incorporation of the company shall be kept at the office of its Resident Agent, Robert C. Bovard, Esq. 1700 E. Desert Inn Rd. #113, Las Vegas in the County of Clark, State of Nevada, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the company shall be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VI
MISCELLANEOUS

SECTION 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

SECTION 2. No agreement, contract or obligation (other than checks in payment of indebtedness incurred by authority of the Board of Directors involving the payment of monies or the credit of the company for more than dollars) shall he made without the authority of the Board of Directors, or of the Executive Committee acting as such.

SECTION 3. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company, and shall have the corporate seal thereto attached.

SECTION 4. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the company.

SECTION 5. No note, draft, acceptance, endorsement or other evidence of indebtedness shall be valid or against the company unless the same shall be signed by the President or a Vice-President, and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice-President, or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature, make endorsements for deposit to the credit of the company in all its duly authorized depositories.

SECTION 6. No loan or advance of money shall be made by the company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 7. No director nor executive officer of the company shall be entitled to any salary or compensation for any services performed for the company, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.

SECTION 8. The company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages, and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have the authority to dispose in any manner of the whole property of this corporation.

SECTION 10. The company shall have a corporate seal, the design thereof being as follows:

ARTICLE VII
AMENDMENT OF BY-LAWS

SECTION 1. Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than all of the entire Board, or may be made by a vote of, or a consent in writing signed by the holders of 77% of the issued and outstanding capital stock.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being the directors of the above named corporation. do hereby consent to the foregoing By-Laws and adopt the same as and for the By-Laws of said corporation.

                                SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Professional Mining Consultant, Inc.



BY:
        /s/ Gregory T. Eckert
        Gregory T. Eckert, President